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                                                                EXHIBIT 99(j)(2)

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource Special Tax-Exempt Series Trust:
     RiverSource Massachusetts Tax-Exempt Fund
     RiverSource Michigan Tax-Exempt Fund
     RiverSource Minnesota Tax-Exempt Fund
     RiverSource New York Tax-Exempt Fund
     RiverSource Ohio Tax-Exempt Fund

We consent to the use of our report dated October 20, 2006, except for Note 8 as to which the date is February 21, 2007, incorporated by reference which includes an explanatory paragraph that states that RiverSource Minnesota Tax-Exempt Fund and RiverSource New York Tax-Exempt Fund have restated their financial statements and financial highlights as of August 31, 2006 and for the two-month period then ended and as of June 30, 2006 and for the five-year period then ended as discussed in Note 8. We also consent to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP
                                        ----------------------------------------
                                        KPMG LLP

Minneapolis, Minnesota

October 29, 2007